American Housing Income Trust Acquires 9 Additional Homes

American Housing Income Trust, Inc. Logo

PHOENIX, Aug. 4, 2015 /PRNewswire/ -- American Housing Income Trust, Inc. ("AHIT" or the "Company") (OTCBB: AHIT) today announced that it has acquired 9 single-family homes in one closing through its umbrella partnership, five of which are located in Tucson, AZ. The aggregate purchase price for all 9 homes was approximately $1.7M, exclusive of closing costs. The acquired properties average 1900 square feet and are primarily three-bedroom, two bath homes. Of the acquired properties, 6 are currently subject to one-year leases, and 3 are subject to multi-year leases.

Sean Zarinegar, Chairman and Chief Executive Officer of American Housing Income Trust Inc commented, "We are extremely pleased with the entry and believe these properties bring significant value to the company to further our objectives. American Housing Income Trust now owns a total of 43 homes in Arizona, Nevada and Texas." Mr. Zarinegar further commented that the acquisition through its umbrella partnership will set the platform for future similar structures commonly referred to as UPREIT transactions, or 721 tax-deferred exchanges. Additional information regarding these purchase contracts can be found in the Company's disclosures with the Securities and Exchange Commission.

About American Housing Income Trust, Inc.

American Housing Income Trust Inc., is incorporated in the State of Maryland and is listed on the Over-the-Counter Bulletin Board, or "OTCBB", as a compliant, fully reporting entity with the US Securities and Exchange Commission. Our focus is on employing a disciplined acquisition strategy, operational efficiencies, as well as maintaining a full understanding of local, regional, and national housing fundamentals. As part of our marketing strategy, we promote the benefits of single-family rental living compared to apartment dwelling. The company intends to qualify as a REIT for federal income tax purposes and would not be subject to federal income tax to the extent that it distributes at least 90% of its taxable income to its shareholders. AHIT has incorporated the assets of its subsidiaries that launched their initial business plan to acquire portfolios of SFR's in 2010 and is headquartered in Phoenix, AZ.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied, including the ability of the Company to qualify and operate as a REIT. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements, including its ability to invest in a diversified portfolio of quality real estate investments and to qualify and operate as a REIT, may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to Company's filings with the Securities and Exchange Commission for further information.

Logo - http://photos.prnewswire.com/prnh/20150731/252874LOGO
(http://photos.prnewswire.com/prnh/20150731/252874LOGO)

SOURCE American Housing Income Trust, Inc.